SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of report (Date of earliest event reported):
                     February 27, 2003 (February 25, 2003)


               California Federal Preferred Capital Corporation
            (Exact Name of Registrant as Specified in its Charter)


          Maryland                                     94-3254883
 (State of Incorporation)                  (I.R.S. Employer Identification No.)


              12855 North Outer Forty Drive, St. Louis, MO 63141
                   (Address of Principal Executive Offices)

                                (314) 851-6345
             (Registrant's telephone number, including area code)


Item 5.  Other Events and Required FD Disclosure.

         On February 25, 2003, California Federal Preferred Capital Corporation (the "Company") announced that it will redeem all the outstanding shares of its 9 1/8% Noncumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Shares"), on March 27, 2003 (the "Redemption Date") at a price of $25.91 in cash per share. On or about February 25, 2003, the Company issued a notice of redemption to all record holders of Series A Preferred Shares as of February 25, 2003.

         In addition, on February 25, 2003, the Board of Directors of the Company declared a dividend on the Series A Preferred Shares, payable on March 27, 2003, to holders of record at the close of trading on March 14, 2003. Holders will be paid a dividend of $0.54497 for each Series A Preferred Share held.

         For further information concerning the redemption and the dividend, see the press release announcing the redemption and the Notice of Redemption to the holders of the Series A Preferred Shares which are filed as exhibits hereto and are incorporated herein in their entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

         Exhibit
           No.          Description

          99.1          Press Release of the Company, dated February 25, 2003.

          99.2          Notice of Redemption, dated February 25, 2003.




                                  SIGNATURES
                             --------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        California Federal Preferred Capital
                                        Corporation

Date: February 26, 2003                 By:  /s/Paul R. Ince
                                           -----------------------------------
                                           Name: Paul R. Ince
                                           Title: Chief Financial Officer



                                 EXHIBIT INDEX

Exhibit No.           Description
----------            -----------
      99.1            Press Release of the Company, dated February 25, 2003.

      99.2            Notice of Redemption, dated February 25, 2003.